EXHIBIT 4.2

                        STOCK OPTION AGREEMENT

               THIS AGREEMENT dated as of the [insert grant date] between National Health Laboratories Holdings Inc., a
     Delaware corporation (the "Company") and [insert employee name] (the "Employee").

                          W I T N E S S E T H

               In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

               1.   Grant of Options.

                    Subject to the provisions of this Agreement and to the provisions of the National Health Laboratories Incorporated 1994 Stock Option Plan (the "Plan"), the Company hereby grants to the Employee the right and option (the "Option") to purchase all or any part of the number of shares of common stock, par value $0.01 per share ("Common Stock") of the Company, set forth on Schedule A attached hereto at the price per share and on the other terms set forth on Schedule A.

               2.   Exercisability of Options.

                    All of the shares subject to the Options may be purchased by Employee pursuant to exercise of the Options on or after [insert grant date], subject to the prior expiration or sooner termination of the Options provided, however, that Options may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which the Options are then exercisable if such number of shares is less than 100).

               3.   Method of Exercise of the Options.

                    (a)  The Options as to which the Employee is
     vested shall be exercisable by delivery to the Company of a written notice stating the number of shares to be purchased pursuant to this Agreement and accompanied by payment for the full purchase price of the shares to be purchased. Fractional share interests shall be disregarded except that they may be accumulated.

                    (b) The exercise price shall be paid in cash or by certified check or bank draft payable to the order of the Company, or by exchange of Common Stock of the Company



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     having an aggregate fair market value equal to the
     aggregate exercise price, or by a combination of the foregoing.

               4.   Termination of Employment.

                    Except as provided in Paragraph 4 and in Paragraph 5 hereof, Options may not be exercised unless the Employee is then in the employ of (i) the Company, (ii) an affiliated corporation or (iii) a corporation issuing or assuming the Options in a transaction to which Section 424 of the Internal Revenue Code of 1986 applies or a parent corporation or subsidiary corporation of the corporation described in this clause (iii), and unless the Employee has remained continuously so employed since the date of grant of the Options. In the event that the employment of the Employee shall terminate (other than by reason of death, disability or retirement), all Options of such Employee that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within three (3) months after such termination. Nothing in this Agreement or the Plan shall confer upon the Employee any right to continue in the employ of the Company or any of its affiliate corporations or interfere in any way with the right of the Company of any such affiliate corporation to terminate such employment at any time.

          5.   Acceleration of Benefits Upon Death, Disability or
               Retirement of Employee or Change in Control.

                    If (i) Employee shall die while employed by the Company or an affiliate corporation thereof, (ii) the Employee shall die within three (3) months after the termination of the Employee's employment, (iii) the Employee's employment shall terminate by reason of Disability or Retirement (as defined in the Plan) or (iv) there is a Change in Control (as defined in the Plan), all Options granted pursuant to this Agreement which are vested and which have not been exercised may, unless earlier terminated in accordance with their terms, be exercised by the Employee or by the Employee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of the death or disability of the Employee, at any time within one (1) year after the date of Death, Disability or Retirement of the Employee or the Change in Control.

               6.   Nontransferability of Options.

                    The Options are non-transferrable by the Employee other than by will or the laws of descent and distribution, and Options may be exercised, during the


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     lifetime of the Employee, only by the Employee or by his
     guardian or legal representative.

               7.   Effect of Certain Changes.

                    (a)  If there is any change in the number of
     outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to common shareholders, including a rights offering, other than cash in dividends, or any like change, the number of shares covered by outstanding Options granted pursuant to this Agreement, and the price per share of such Options, shall be proportionately adjusted by the Stock Options Plan Administration Committee (the "Committee") to reflect any such change or distributing provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

                    (b)  In the event of a change in the Common
     Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Agreement and the Plan.

                    (c)  To the extent that the foregoing
     adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

               8.   Rights As a Stockholder.

                    An Employee or a transferee of Options shall have no rights as a stockholder with respect to any shares covered by such Options until the date of the issuance of a stock certificate to such individual for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date a stock certificate is issued, except as provided in Paragraph 7 of this Agreement.

          9.   Payment of Transfer Taxes, Fees, and Other
               Expenses.

                    The Company agrees to pay any and all
     original issue taxes and stock transfer taxes that may be imposed on the issuance of shares acquired pursuant to exercise of the Options, together with any and all the fees



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     and expenses necessarily incurred by the Company in
     connection therewith.

               10.  Other Restrictions.

                    The exercise of each Option shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Employee with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

               11.  Taxes and Withholding.

                    No later than the date of exercise of any Options granted hereunder, the Employee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Options and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Options.

               12.  Notices.

                    Any notices to be given under the terms of this Agreement shall be in writing and addressed to the Company at 4225 Executive Square, Suite 805, La Jolla, California 92037, Attention: General Counsel and to the Employee at the address set forth on Schedule A, or at such other address as either party may hereafter designate in writing to the other.

               13.  Effect of Agreement.

                    Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.

               14.  Laws Applicable to Construction.

                    The Options have been granted, executed and delivered in the State of New York, and the interpretation,


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     performance and enforcement of this Agreement shall be
     governed by the laws of the State of New York, as applied to contracts executed in and performed wholly within the State of New York.

               15.  Conflicts and Interpretation.

                    If there is any conflict between this
     Agreement and the Plan, or if there is any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matter as to which this Agreement is silent in, any such case the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

               16.  Headings.

                    The headings of paragraphs herein are
     included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

               17.  Amendment.

                    This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be continued as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

          [Item 18 "Gross-Up for Excise Tax" may be included in the option agreement at the election of the Company.]

               18.  Gross-Up for Excise Tax.

                    In the event that the Employee becomes
     entitled by reason of a Change in Control to the accelerated vesting of the Option, if the Employee will be subject to the excise tax (the "Excise Tax") under Section 4999 of the Code, the Company shall pay to the Employee as additional compensation an amount (the "Gross-Up Payment") which, after taking into account any Federal, state and local income tax and Excise Tax upon the payment provided for by this
     Section 18, shall be equal to the amount of such Excise Tax

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     as calculated under the Plan, and subject to adjustment
     under procedures described in the Plan.


                    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set his hand.



                              NATIONAL HEALTH LABORATORIES
                                      HOLDINGS INC.



                              By:
                                   ------------------------------
                              Title:
                                     ----------------------------
     EMPLOYEE


     --------------------



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                 Schedule A to Stock Option Agreement


     Employee Name & Address:

          [         ]
          [         ]
          [         ]

     Employee Social Security Number:

          [         ]


     Number and Type of Options:

          [         ] non-qualified options


     Exercise Price:

          $[   ] per share


     Vesting:

          1/3 on [         ]; 2/3 on [      ]; 100% on [       ]


     Expiration of Options:

          [         ]